Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York 10005

(212) 250 – 0677

(Name, address and telephone number of agent for service)

Outfront Media Capital LLC

and

Outfront Media Capital Corporation,

wholly owned subsidiaries of

OUTFRONT Media Inc.

(Exact name of obligor as specified in its charter)

Additional Registrants Listed on Schedule A Hereto

Outfront Media Capital LLC Delaware	Outfront Media Capital Corporation Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

46-4221811	35-2490863
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)

5.250% Senior Notes due 2022

(Title of the Indenture securities)

SCHEDULE A

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Century Prince Street, Inc.	New York	20-3375351
Fuel Outdoor LLC	New York	26-0074879
Fuel Outdoor Holdings LLC	Delaware	20-3995011
Fuel Outdoor San Francisco LLC	Delaware	20-4663829
Metro Fuel LLC	Delaware	20-5376145
Millennium Billboards L.L.C.	New York	13-4006979
Mizey Realty Co., Inc.	New York	13-4042269
Motion Pictures Promotions, LLC	New York	45-2384053
Outdoor Inc.	Maryland	86-0736400
Outfront Media Boston LLC	New York	27-0631945
Outfront Media Bus Advertising LLC	New York	20-3168797
Outfront Media Chicago LLC	New York	27-0631907
Outfront Media Citylites LLC	New York	45-2447339
Outfront Media Electrical & Maintenance LLC	New York	13-4084174
Outfront Media Group LLC	Delaware	13-2660769
OUTFRONT Media Inc.	Maryland	46-4494703
Outfront Media Kiosk Advertising LLC	New York	13-4054284
Outfront Media L.A. Inc.	Delaware	54-2092523
Outfront Media LLC	Delaware	46-4042148
Outfront Media Miami Holdings LLC	New York	27-0631866
Outfront Media Miami LLC	Delaware	20-5053402
Outfront Media Minnesota LLC	New York	27-3978383
Outfront Media Outernet Inc.	Delaware	04-3531204
Outfront Media San Francisco LLC	New York	27-0631817
Outfront Media Sign Erectors LLC	New York	13-4089506
Outfront Media Sports Inc.	Delaware	77-0141025
Outfront Media Transportation Advertising LLC	New York	20-5694015
Outfront Media VW Communications LLC	New York	13-3984032
Outfront Media Wall to Wall LLC	Delaware	22-3666517

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act. - business - Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of September 30, 2014. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 25th day of November, 2014.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ CAROL NG
CAROL NG
VICE PRESIDENT

DEUTSCHE BANK TRUST COMPANY AMERICAS		FFIEC 031
Legal Title of Bank		Page 16 of 79
NEW YORK		RC-1
City
NY	10005

State	Zip Code
FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2014

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts in Thousands		RCFD	Tril | Bil | Mil | Thou
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	148,000	1.a
b. Interest-bearing balances (2)			0071	25,772,000	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	110,000	3.a
			RCFD
b. Securities purchased under agreements to resell (3)			B989	12,653,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	15,928,000			4.b
c. LESS: Allowance for loan and lease losses	3123	30,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	15,898,000	4.d
5. Trading assets (from Schedule RC-D)			3545	80,000	5
6. Premises and fixed assets (including capitalized leases)			2145	18,000	6
7. Other real estate owned (from Schedule RC-M)			2150	2,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	37,000	10.b
11. Other assets (from Schedule RC-F)			2160	607,000	11

12. Total assets (sum of items 1 through 11)			2170	55,325,000	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page 16a of 79
FDIC Certificate Number: 00623	RC-1a

Schedule RC—Continued

	Dollar Amounts in Thousands		RCON	Tril | Bil | Mil | Thou
Liabilities
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	42,822,000	13.a
(1) Noninterest-bearing (4)	6631	26,234,000			13.a.1
(2) Interest-bearing	6636	16,588,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
(from Schedule RC-E, part II)			2200	1,000	13.b
(1) Noninterest-bearing	6631	1,000			13.b.1
(2) Interest-bearing	6636	0			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (5)			B993	2,091,000	14.a
			RCFD
b. Securities sold under agreements to repurchase (6)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	22,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	59,000	16
17. and 18. Not applicable

(4)	Includes noninterest-bearing demand, time, and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page 17 of 79
FDIC Certificate Number: 00623	RC-2

			Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil | Thou
Liabilities—Continued
19. Subordinated notes and debentures (1)				3200	0	19
20. Other liabilities (from Schedule RC-G)				2930	1,628,000	20

21. Total liabilities (sum of items 13 through 20)				2948	46,623,000	21

22. Not applicable

Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus				3838	0	23
24. Common stock				3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)				3839	596,000	25
26. a. Retained earnings				3632	5,896,000	26.a
b. Accumulated other comprehensive income (2)				B530	-31,000	26.b
c. Other equity capital components (3)				A130	0	26.c

27. a. Total bank equity capital (sum of items 23 through 26.c)				3210	8,588,000	27.a

b. Noncontrolling (minority) interests in consolidated subsidiaries				3000	114,000	27.b

28. Total equity capital (sum of items 27.a and 27.b)				G105	8,702,000	28

29. Total liabilities and equity capital (sum of items 21 and 28)				3300	55,325,000	29

Memoranda
To be reported with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013			RCFD	Number
				6724	N/A	M.1
1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

		6 =	Review of the bank’s financial statements by external auditors
		7 =	Compilation of the bank’s financial statements by external auditors
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.	8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work
To be reported with the March Report of Condition.				RCON	MM / DD
2.	Bank’s fiscal year-end date			8678	N/A	M.2

(1)	Includes limited-life preferred stock and related surplus.
(2)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(3)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.